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                                                                  EXHIBIT (n)(1)

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Flaherty & Crumrine/Claymore Total Return Fund Incorporated:

We consent to the use of our report dated August 21, 2003, included in this Registration Statement, and to the references to our firm under the caption "EXPERTS" in the prospectus.

                                        /s/ KPMG LLP

Boston, Massachusetts
August 25, 2003